First Internet Bancorp Reports Second Quarter 2025 Results

Fishers, Indiana, July 23, 2025 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the second quarter ended June 30, 2025.

Second Quarter 2025 Financial Performance

•Net income of $0.2 million and diluted earnings per share of $0.02

•Pre-tax, pre-provision income (“PTPP”) of $11.7 million1
◦A decrease of 1.8% from PTPP1 for the first quarter of 2025
◦An increase of 17.2% from PTPP1 for the second quarter of 2024

•Net interest income of $28.0 million and fully-taxable net interest income of $29.1 million1, increases of 11.5% and 11.0%, respectively, from the first quarter of 2025

•Net interest margin of 1.96% and fully-taxable equivalent net interest margin of 2.04%1, increases of 14 and 13 basis points (“bps”), respectively, from the first quarter of 2025

•Loan growth of $108.2 million, a 2.5% increase from the first quarter of 2025; deposit growth of $353.2 million, a 7.1% increase from the first quarter of 2025; loans to deposits ratio of 82.3%

•Nonperforming loans to total loans of 1.00%; net charge-offs to average loans of 1.31%; allowance for credit losses to total loans of 1.07%

•Tangible common equity to tangible assets of 6.35%1, and 6.96%1 ex-AOCI and adjusted for normalized cash balances; CET1 ratio of 8.90%

•Tangible book value per share of $44.251, a 0.5% increase from the first quarter of 2025

“In the second quarter, we continued to address credit issues in our franchise finance and our small business loan portfolios; the work we did here is evident in our provision expense as well as our bottom line results,” said David Becker, CEO and Chairman of First Internet Bancorp. “Entering the third quarter, we see encouraging signs in both portfolios. Further, our overall asset quality and capital levels remain sound.

“Core banking metric continue to improve, with our second quarter results reflecting strong growth in net interest income and continued improvement in our net interest margin. We have now delivered
1 This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."

seven straight quarters of rising net interest income, driven by increased yields on our earning assets and lower funding costs, which have significantly improved our operating efficiency.

“We also experienced robust growth in fintech deposits, which allowed us to maintain solid balance sheet liquidity, as shown by our healthy loans-to-deposits ratio. We are in a great position to grow earnings and profitability from here. I deeply appreciate our team’s dedication and hard work in creating lasting value for our stakeholders.”

Credit Update

•Net charge-offs of $14.3 million in 2Q25; primarily small business lending and franchise finance with $7.3 million of specific reserves in place
•Nonperforming loans increased $9.3 million from 1Q25 to $43.5 million as of June 30, 2025, representing 1.00% of total loans
•Primarily driven by franchise finance loans moved to nonaccrual with related specific reserves
•NPLs / total loans is in line with banking industry-wide 1.00% nonperforming loans (as published by the Federal Reserve)
•Total delinquencies 30 days or more past due (excluding nonperforming loans) declined to 0.62% of total performing loans, down from 0.77% as of March 31, 2025

Franchise Finance Update

•Actively working on resolution strategies with identified problem loans
•Moved $12.6 million to nonaccrual in 2Q25 with related specific reserves of $4.5 million
•Delinquencies up modestly from March 31, 2025 but loan count is low – 9 loans out of 633 total loans in the portfolio
•Working with borrowers in earlier stage of delinquency to pursue solutions that minimize losses
•Pace of new delinquencies has slowed
•No loans on deferral as of June 30, 2025, down from 22 loans at the end of 2024 (leading indicator of problem loans)
•Recent success with workout strategies – recovery rate of 75% on certain problem loans

Small Business Lending Update

•$1.8 billion in total balances originated since January 1, 2020 as a nationwide, generalist lender
•Credit experience in the Company’s portfolio is consistent with publicly disclosed data regarding the SBA 7(a) program portfolio for all lenders
•Nonaccrual loans and net charge-offs elevated in the 2022-2023 vintages
•Select industries have underperformed on a relative basis
•Successive refinements to our credit approval criteria and processes, beginning in 2023, have led to improved performance
•Nonaccrual loans appear to have plateaued
•Delinquencies as of June 30, 2025 are down $2.4 million, or 23%, from December 31, 2024 and down $7.4 million, or 48%, from March 31, 2025

•$3.7 million on deferral as of June 30, 2025 – down from $10.4 million as of December 31, 2024
•Secondary market sales deferred during the second quarter of 2025 to align with SBA expectations
•$1.6 million in gain on sale in 2Q25 vs. $8.6 million in 1Q25
•Loans sales in the third quarter have resumed at a normalized run rate: $52 million in guaranteed balances sold quarter-to-date, for an anticipated $3.7 million net gain on sale (additional loan sales to follow)

Financial Outlook

•Continued net interest income and net interest margin expansion through combination of higher loan origination yields and deposit repricing
•Gain on sale of SBA 7(a) loans reverts to normalized levels as significant loan sale activity resumes in 3Q25
•Continued uncertainty around global and domestic economic policy may impact outlook

	3Q25 Outlook	4Q25 Outlook	FY 2026 Outlook

Loan growth	~2% (not annualized)	~2% (not annualized)	5% - 7%

Net interest income (FTE)	~$33.5 million	~$35.5 million	$158 - $163 million
Net interest margin (FTE)	2.20% - 2.25%	2.30% - 2.35%	2.50% - 2.60%

Noninterest income	~$13.25 million	~$13.25 million	$51 - $54 million

Noninterest expense	~$27 million	~$27 million	$108 - 112 million

Provision for credit losses	$10 - $11 million	$10 - $11 million	$37 - $40 million

Net Interest Income and Net Interest Margin
Net interest income for the second quarter of 2025 was $28.0 million, compared to $25.1 million for the first quarter of 2025, and $21.3 million for the second quarter of 2024. On a fully-taxable equivalent basis, net interest income for the second quarter of 2025 was $29.1 million, compared to $26.3 million for the first quarter of 2025, and $22.5 million for the second quarter of 2024.

Total interest income for the second quarter of 2025 was $80.9 million, an increase of 5.3% compared to the first quarter of 2025, and an increase of 14.0% compared to the second quarter of 2024. On a fully-taxable equivalent basis, total interest income for the second quarter of 2025 was $82.0 million, an increase of 5.2% compared to the first quarter of 2025, and an increase of 13.7% compared to the second quarter of 2024. The yield on average interest-earning assets for the second quarter of 2025 increased to 5.65% from 5.57% for the first quarter of 2025, due to an 8 basis point (“bp”) increase in the yield earned on loans and a 7 bp increase in the yield earned on securities, partially offset by a 6 bp decrease in the yield earned on other earning assets. Compared to the linked quarter, average loan balances, including loans held-for-sale, increased $164.3 million, or 3.9%, and the average balance of securities increased $33.1 million, or 3.7%, while the average balance of other earning assets decreased $48.5 million, or 10.9%.

Interest income earned on commercial loans was higher due primarily to increased average balances within the small business lending (including loans held-for-sale), construction, single tenant lease financing, commercial and industrial and investor commercial real estate portfolios. This was partially offset by lower average balances in the franchise finance and healthcare finance portfolios.

In the consumer loan portfolio, interest income was up modestly due primarily to higher average balances in the trailers portfolio, partially offset by lower average balances in the residential mortgage portfolio.

The yield on funded portfolio loan originations was 7.55% in the second quarter of 2025, a decrease of 23 bps compared to the first quarter of 2025, and a decrease of 133 bps compared to the second quarter of 2024, reflective of 100 bps of Fed rate cuts in the second half of 2024.

Interest income earned on securities during the second quarter of 2025 increased $0.6 million, or 6.5%, compared to the first quarter of 2025, driven by an increase in both average balances and the yield earned on the portfolio. This was offset by a decline in interest income earned on other earning assets of $0.6 million, or 11.1%, in the second quarter of 2025 compared to the linked quarter, due to both the decrease in average cash balances and lower yields earned on those balances.

Total interest expense for the second quarter of 2025 was $52.9 million, an increase of $1.2 million, or 2.2%, compared to the linked quarter, as the average balance of interest-bearing liabilities increased $143.2 million, or 2.7%, partially offset by a decline in the cost of related funds of 6 bps to 3.96%. Interest expense related to interest-bearing deposits decreased $0.8 million, or 1.7%, driven primarily by lower average balances and lower cost of funds related to CDs, brokered deposits and money market accounts. This was partially offset by an increase in the average balance of interest-bearing demand deposits, as well as an increase in the cost of funds related to these deposits. Overall, the cost of interest-bearing deposits declined to 3.92% during the second quarter of 2025, compared to 4.01% for the first quarter of 2025.

Average CD balances decreased $53.7 million, or 2.6%, compared to the linked quarter, while the cost of funds decreased 14 bps. The weighted average cost of new CDs during the second quarter of 2025 was 4.27%, 60 bps lower than the cost of maturing CDs. The average balance of brokered deposits decreased $206.7 million, or 38.2%, as the Company paid down $200.0 million of these deposits near the end of the first quarter of 2025, while the cost of funds declined 6 bps. Furthermore, the average balance of money market accounts decreased $34.0 million, or 2.8%, while the cost of funds decreased 3 bps.

Partially offsetting this activity was growth in the average balance of interest-bearing demand deposits, which increased $270.1 million, or 28.2%, compared to the first quarter of 2025 as growth in fintech deposits remained strong throughout the quarter. Furthermore, the cost of funds related to these deposits increased 23 bps during the quarter.

Additionally, interest expense was negatively impacted by the cost of other borrowed funds in the second quarter of 2025, as the Company used FHLB advances to manage short term liquidity needs earlier in the quarter. The average balance of other borrowed funds increased $166.3 million, or 41.4%, compared to the linked quarter, while the related cost of funds increased 16 bps. However, strong deposit growth later in the quarter allowed the Company to pay down all short term FHLB advances prior to quarter end, as ending balances were down $130.5 million, or 33.0%, compared to the first quarter of 2025.

Net interest margin (“NIM”) was 1.96% for the second quarter of 2025, up from 1.82% for the first quarter of 2025 and up from 1.67% for the second quarter of 2024. Fully-taxable equivalent NIM (“FTE NIM”) was 2.04% for the second quarter of 2025, up from 1.91% for the first quarter of 2025 and up from 1.76% for the second quarter of 2024. The increases in NIM and FTE NIM reflect the combination of deploying cash balances into higher-yielding loans and securities, as well as continued improvement in the cost of deposits.

Noninterest Income

Noninterest income for the second quarter of 2025 was $5.6 million, compared to $10.4 million for the first quarter of 2025, and $11.0 million for the second quarter of 2024. The decrease compared to the linked quarter was due primarily to gain on sale of loans, which totaled $1.7 million for the second quarter of 2025, down $6.9 million, or 80.7%, from the first quarter of 2025. The decline was due to a significant decrease in sales of U.S. Small Business Administration (“SBA”) 7(a) guaranteed loans as the Company implemented a process change to hold SBA loans held-for-sale longer before selling into the secondary market. This is expected to have a one quarter effect as gain on sale revenue should revert to normalized levels in the third quarter of 2025 as evidenced by the higher balance of loans held-for-sale on the balance sheet as of June 30, 2025, which is up $94.8 million, or 298.7%, compared to March 31, 2025. The decline in gain on sale revenue was partially offset by higher other noninterest income, which increased $2.1 million, or 289.9%, compared to the linked quarter due primarily to a planned distribution from a fund investment.

Noninterest Expense
Noninterest expense totaled $21.8 million for the second quarter of 2025, compared to $23.6 million for the first quarter of 2025, and $22.3 million for the second quarter of 2024. The decrease of $1.8 million, or 7.5%, compared to the linked quarter was due primarily to lower salaries and employee benefits and lower consulting and professional fees, partially offset by higher other noninterest expense. The decrease in salaries and employee benefits was driven primarily by a reduction in incentive compensation. The decrease in consulting and professional fees was due mainly to lower outsourced audit fees and seasonally higher legal expense in the linked quarter. The increase in other noninterest expense was due primarily to higher fintech volume activity.

Income Taxes
The Company recorded an income tax benefit of $2.1 million for the second quarter of 2025, compared to an income tax benefit of $0.9 million for the first quarter of 2025, and income tax expense of $0.2 million and an effective tax rate of 3.6% for the second quarter of 2024.

Loans and Credit Quality
Total loans as of June 30, 2025, were $4.4 billion, an increase of $108.2 million, or 2.5%, compared to March 31, 2025, and an increase of $401.4 million, or 10.1%, compared to June 30, 2024. Total commercial loan balances were $3.5 billion as of June 30, 2025, an increase of $108.2 million, or 3.2%, compared to March 31, 2025, and an increase of $412.3 million, or 13.2%, compared to June 30, 2024. Compared to the linked quarter, the increase in commercial loan balances was driven primarily by growth in investor commercial real estate, commercial and industrial and small business lending balances. These increases were partially offset by decreases in the construction, franchise finance and healthcare finance portfolios. The decrease in construction balances was due to projects that were completed during the second quarter of 2025 and transferred to investor commercial real estate.
Total consumer loan balances were $797.2 million as of June 30, 2025, a decrease of $0.5 million, or 0.1%, compared to March 31, 2025, and a decrease of $3.3 million, or 0.4%, compared to June 30, 2024. The decrease compared to the linked quarter was due primarily to lower balances in residential mortgage, recreational vehicles and home equity portfolios, partially offset by an increase in the trailers and other consumer loans portfolios.

Total delinquencies 30 days or more past due, excluding nonperforming loans, were 0.62% of total performing loans as of June 30, 2025, compared to 0.77% at March 31, 2025, and 0.56% as of June 30, 2024. The decrease compared to the linked quarter was due primarily to a decrease in delinquencies in the small business lending portfolio.

Nonperforming loans were 1.00% of total loans as of June 30, 2025, compared to 0.80% as of March 31, 2025, and 0.33% as of June 30, 2024. Nonperforming loans totaled $43.5 million as of June 30,

2025, compared to $34.2 million as of March 31, 2025, and $13.0 million as of June 30, 2024. The increase in nonperforming loans during the second quarter of 2025 was due primarily to franchise finance and small business lending loans that were placed on nonaccrual during the quarter, partially offset by small business lending and franchise finance loans that were charged off. At June 30, 2025, there were $8.9 million of specific reserves held against the balance of nonperforming loans.

The allowance for credit losses (“ACL”) as a percentage of total loans was 1.07% as of June 30, 2025, compared to 1.11% as of March 31, 2025, and 1.10% as of June 30, 2024. The decrease in the ACL compared to the linked quarter reflects the removal of $5.2 million in specific reserves related to small business loans that were charged off during the quarter, as well as the removal of $2.2 million in reserves that were related to franchise finance charge-offs. These decreases were partially offset by $4.5 million of specific reserves applied to franchise finance loans during the quarter, as well as overall growth in the loan portfolio.

Net charge-offs of $14.3 million were recognized during the second quarter of 2025, resulting in net charge-offs to average loans of 1.31%, compared to $9.7 million, or 0.92%, for the first quarter of 2025, and $1.4 million, or 0.14%, for the second quarter of 2024. Net charge-offs in the second quarter of 2025 were elevated as the Company continued to take action to resolve problem loans in the small business lending and franchise finance portfolios. Approximately $11.9 million of net charge-offs recognized during the quarter were related to small business lending and $2.2 million were related to franchise finance loans, with $7.3 million of existing specific reserves previously applied to these loans.

The provision for credit losses in the second quarter of 2025 was $13.6 million, compared to $11.9 million for the first quarter of 2025, and $4.0 million for the second quarter of 2024. The provision for the second quarter of 2025 was driven primarily by elevated net charge-offs and overall growth in the loan portfolio, partially offset by a net decrease in specific reserves.

Capital
As of June 30, 2025, total shareholders’ equity was $390.2 million, an increase of $2.5 million, or 0.6%, compared to March 31, 2025, and an increase of $18.3 million, or 4.9%, compared to June 30, 2024. The increase in total shareholders’ equity as of June 30, 2025, compared to the linked quarter was due primarily to the decrease in accumulated other comprehensive loss. Book value per common share increased to $44.79 as of June 30, 2025, up from $44.58 as of March 31, 2025, and $42.91 as of June 30, 2024. Tangible book value per share was $44.25 as of June 30, 2025, up from $44.04 as of March 31, 2025, and $42.37 as of June 30, 2024.

The following table presents the Company’s and the Bank’s regulatory and other capital ratios as of June 30, 2025.

	As of June 30, 2025
	Company	Bank

Total shareholders’ equity to assets	6.43%	7.60%
Tangible common equity to tangible assets [1]	6.35%	7.53%
Tier 1 leverage ratio [2]	6.77%	8.02%
Common equity tier 1 capital ratio [2]	8.90%	10.56%
Tier 1 capital ratio [2]	8.90%	10.56%
Total risk-based capital ratio [2]	12.16%	11.63%

[1] This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
[2] Regulatory capital ratios are preliminary pending filing of the Company's and the Bank's regulatory reports.

Conference Call and Webcast
The Company will host a conference call and webcast at 2:00 p.m. Eastern Time on Thursday, July 24, 2025, to discuss its quarterly financial results. The call can be accessed via telephone at (800) 549-8228; access code: 77870. A recorded replay can be accessed through May 1, 2025, by dialing (888) 660-6264; access code: 77870#.

Additionally, interested parties can listen to a live webcast of the call on the Company's website at www.firstinternetbancorp.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $6.1 billion as of June 30, 2025. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposit, SBA financing, franchise finance, consumer loans, and specialty finance services nationally as well as commercial real estate loans, construction loans, commercial and industrial loans, and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “drive,” “enhance,” “estimate,” “expanding,” “expect,” “going forward,” “growth,” ”improve,” “increase,” “looking ahead,” “may,” “ongoing,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “stable,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, and SBA loan portfolios; competition with national, regional and community financial institutions; the loss of key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, pre-tax, pre-provision income, adjusted noninterest expense, adjusted (loss) income before income taxes, adjusted income tax (benefit) provision, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity and adjusted return on average tangible common equity are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	PANBlast
Director of Corporate Administration	Zach Weismiller
(317) 428-4628	firstib@panblastpr.com
investors@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$193	943	$5,775	$1,136	$10,956

Per share and share information
Earnings per share - basic	$0.02	$0.11	$0.67	$0.13	$1.26
Earnings per share - diluted	0.02	0.11	0.67	0.13	1.25
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	44.79	44.58	42.91	44.79	42.91
Tangible book value per common share [1]	44.25	44.04	42.37	44.25	42.37
Common shares outstanding	8,713,094	8,697,085	8,667,894	8,713,094	8,667,894
Average common shares outstanding:
Basic	8,733,559	8,715,655	8,594,315	8,724,657	8,684,093
Diluted	8,760,374	8,784,970	8,656,215	8,784,005	8,750,017
Performance ratios
Return on average assets	0.01%	0.07%	0.44%	0.04%	0.42%
Return on average shareholders' equity	0.20%	0.98%	6.28%	0.58%	5.96%
Return on average tangible common equity [1]	0.20%	0.99%	6.36%	0.59%	6.04%
Net interest margin	1.96%	1.82%	1.67%	1.89%	1.67%
Net interest margin - FTE [1,2]	2.04%	1.91%	1.76%	1.97%	1.76%
Capital ratios [3]
Total shareholders' equity to assets	6.43%	6.63%	6.96%	6.43%	6.96%
Tangible common equity to tangible assets [1]	6.35%	6.55%	6.88%	6.35%	6.88%
Tier 1 leverage ratio	6.77%	6.87%	7.24%	6.77%	7.24%
Common equity tier 1 capital ratio	8.90%	9.15%	9.47%	8.90%	9.47%
Tier 1 capital ratio	8.90%	9.15%	9.47%	8.90%	9.47%
Total risk-based capital ratio	12.16%	12.52%	13.13%	12.16%	13.13%
Asset quality
Nonperforming loans	$43,541	$34,243	$12,978	$43,541	$12,978
Nonperforming assets	45,539	35,921	13,055	45,539	13,055
Nonperforming loans to loans	1.00%	0.80%	0.33%	1.00%	0.33%
Nonperforming assets to total assets	0.75%	0.61%	0.24%	0.75%	0.24%
Allowance for credit losses - loans to:
Loans	1.07%	1.11%	1.10%	1.07%	1.10%
Nonperforming loans	106.8%	138.0%	334.5%	106.8%	334.5%
Net charge-offs to average loans	1.31%	0.92%	0.14%	1.12%	0.10%
Average balance sheet information
Loans	$4,397,887	$4,237,300	$3,930,976	$4,318,037	$3,910,322
Total securities	934,994	901,918	744,537	918,547	724,023
Other earning assets	396,829	445,280	469,045	420,921	451,582
Total interest-earning assets	5,739,019	5,590,131	5,150,305	5,664,986	5,090,261
Total assets	5,924,144	5,770,380	5,332,776	5,847,687	5,270,356
Noninterest-bearing deposits	153,016	135,878	116,939	144,494	115,140
Interest-bearing deposits	4,792,939	4,815,978	4,172,976	4,804,396	4,079,992
Total deposits	4,945,955	4,951,856	4,289,915	4,948,890	4,195,132
Shareholders' equity	391,870	392,035	369,825	391,952	369,598

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	June 30, 2025	March 31, 2025	June 30, 2024
Assets
Cash and due from banks	$9,261	$6,344	$6,162
Interest-bearing deposits	437,100	388,110	390,624
Securities available-for-sale, at fair value	644,657	681,785	488,572
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	271,737	276,542	270,349
Loans held-for-sale	126,533	31,738	19,384
Loans	4,362,562	4,254,412	3,961,146
Allowance for credit losses - loans	(46,517)	(47,238)	(43,405)
Net loans	4,316,045	4,207,174	3,917,741
Accrued interest receivable	31,227	29,022	28,118
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	28,350
Cash surrender value of bank-owned life insurance	41,961	41,675	40,834
Premises and equipment, net	69,930	70,461	72,516
Goodwill	4,687	4,687	4,687
Servicing asset	16,736	17,445	13,009
Other real estate owned	1,730	1,518	—
Accrued income and other assets	72,619	66,757	62,956
Total assets	$6,072,573	$5,851,608	$5,343,302

Liabilities
Noninterest-bearing deposits	$145,166	$151,815	$126,438
Interest-bearing deposits	5,153,623	4,793,810	4,147,484
Total deposits	5,298,789	4,945,625	4,273,922
Advances from Federal Home Loan Bank	264,500	395,000	575,000
Subordinated debt	105,307	105,228	104,993
Accrued interest payable	1,614	1,645	3,419
Accrued expenses and other liabilities	12,124	16,363	14,015
Total liabilities	5,682,334	5,463,861	4,971,349
Shareholders' equity
Voting common stock	186,116	185,873	185,175
Retained earnings	230,690	231,031	217,365
Accumulated other comprehensive loss	(26,567)	(29,157)	(30,587)
Total shareholders' equity	390,239	387,747	371,953
Total liabilities and shareholders' equity	$6,072,573	$5,851,608	$5,343,302

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Interest income
Loans	$66,685	$62,662	$57,094	$129,347	$112,529
Securities - taxable	9,062	8,463	6,476	17,525	12,170
Securities - non-taxable	654	661	970	1,315	1,939
Other earning assets	4,485	5,043	6,421	9,528	12,488
Total interest income	80,886	76,829	70,961	157,715	139,126
Interest expense
Deposits	46,794	47,626	44,495	94,420	86,624
Other borrowed funds	6,102	4,107	5,139	10,209	10,441
Total interest expense	52,896	51,733	49,634	104,629	97,065
Net interest income	27,990	25,096	21,327	53,086	42,061
Provision for credit losses	13,608	11,933	4,031	25,541	6,479
Net interest income after provision for credit losses	14,382	13,163	17,296	27,545	35,582
Noninterest income
Service charges and fees	278	265	246	543	466
Loan servicing revenue	1,979	1,983	1,470	3,962	2,793
Loan servicing asset revaluation	(1,153)	(1,181)	(829)	(2,334)	(1,263)
Gain on sale of loans	1,673	8,647	8,292	10,320	14,828
Other	2,780	713	1,854	3,493	2,556
Total noninterest income	5,557	10,427	11,033	15,984	19,380
Noninterest expense
Salaries and employee benefits	10,867	13,107	12,462	23,974	24,258
Marketing, advertising and promotion	702	647	609	1,349	1,345
Consulting and professional fees	936	1,228	1,022	2,164	1,875
Data processing	656	635	606	1,291	1,170
Loan expenses	1,520	1,531	1,597	3,051	3,042
Premises and equipment	3,281	3,115	3,154	6,396	5,980
Deposit insurance premium	1,564	1,398	1,172	2,962	2,317
Other	2,274	1,895	1,714	4,170	3,372
Total noninterest expense	21,800	23,556	22,336	45,357	43,359
(Loss) income before income taxes	(1,861)	34	5,993	(1,828)	11,603
Income tax (benefit) provision	(2,054)	(909)	218	(2,964)	647
Net income	$193	$943	$5,775	$1,136	$10,956

Per common share data
Earnings per share - basic	$0.02	$0.11	$0.67	$0.13	$1.26
Earnings per share - diluted	$0.02	$0.11	$0.67	$0.13	$1.25
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12
All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	June 30, 2025			March 31, 2025			June 30, 2024
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$4,407,196	$66,685	6.07%	$4,242,933	$62,662	5.99%	$3,936,723	$57,094	5.83%
Securities - taxable	856,070	9,062	4.25%	820,175	8,463	4.18%	670,502	6,476	3.88%
Securities - non-taxable	78,924	654	3.32%	81,743	661	3.28%	74,035	970	5.27%
Other earning assets	396,829	4,485	4.53%	445,280	5,043	4.59%	469,045	6,421	5.51%
Total interest-earning assets	5,739,019	80,886	5.65%	5,590,131	76,829	5.57%	5,150,305	70,961	5.54%
Allowance for credit losses - loans	(49,073)			(45,664)			(41,362)
Noninterest-earning assets	234,198			225,913			223,833
Total assets	$5,924,144			$5,770,380			$5,332,776

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$1,226,439	$9,767	3.19%	$956,322	$6,974	2.96%	$474,124	$2,567	2.18%
Savings accounts	21,760	46	0.85%	20,568	43	0.85%	22,987	48	0.84%
Money market accounts	1,187,782	11,087	3.74%	1,221,795	11,361	3.77%	1,243,011	13,075	4.23%
Fintech - brokered deposits	—	—	—%	—	—	—%	119,662	1,299	4.37%
Certificates and brokered deposits	2,356,958	25,894	4.41%	2,617,293	29,248	4.53%	2,313,192	27,506	4.78%
Total interest-bearing deposits	4,792,939	46,794	3.92%	4,815,978	47,626	4.01%	4,172,976	44,495	4.29%
Other borrowed funds	567,575	6,102	4.31%	401,300	4,107	4.15%	652,176	5,139	3.17%
Total interest-bearing liabilities	5,360,514	52,896	3.96%	5,217,278	51,733	4.02%	4,825,152	49,634	4.14%
Noninterest-bearing deposits	153,016			135,878			116,939
Other noninterest-bearing liabilities	18,744			25,189			20,860
Total liabilities	5,532,274			5,378,345			4,962,951
Shareholders' equity	391,870			392,035			369,825
Total liabilities and shareholders' equity	$5,924,144			$5,770,380			$5,332,776

Net interest income		$27,990			$25,096			$21,327

Interest rate spread			1.69%			1.55%			1.40%
Net interest margin			1.96%			1.82%			1.67%
Net interest margin - FTE [2,3]			2.04%			1.91%			1.76%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Six Months Ended
	June 30, 2025			June 30, 2024
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$4,325,518	$129,347	6.03%	$3,914,656	$112,529	5.78%
Securities - taxable	838,222	17,525	4.22%	648,860	12,170	3.77%
Securities - non-taxable	80,325	1,315	3.30%	75,163	1,939	5.19%
Other earning assets	420,921	9,528	4.56%	451,582	12,488	5.56%
Total interest-earning assets	5,664,986	157,715	5.61%	5,090,261	139,126	5.50%
Allowance for credit losses - loans	(47,378)			(39,986)
Noninterest-earning assets	230,079			220,081
Total assets	$5,847,687			$5,270,356

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$1,092,127	$16,742	3.09%	$444,615	$4,658	2.11%
Savings accounts	21,167	88	0.84%	22,754	96	0.85%
Money market accounts	1,204,695	22,449	3.76%	1,230,488	25,746	4.21%
Fintech - brokered deposits	—	—	—%	102,514	2,230	4.37%
Certificates and brokered deposits	2,486,407	55,141	4.47%	2,279,621	53,894	4.75%
Total interest-bearing deposits	4,804,396	94,420	3.96%	4,079,992	86,624	4.27%
Other borrowed funds	484,897	10,209	4.25%	684,456	10,441	3.07%
Total interest-bearing liabilities	5,289,293	104,629	3.99%	4,764,448	97,065	4.10%
Noninterest-bearing deposits	144,494			115,140
Other noninterest-bearing liabilities	21,948			21,170
Total liabilities	5,455,735			4,900,758
Shareholders' equity	391,952			369,598
Total liabilities and shareholders' equity	$5,847,687			$5,270,356

Net interest income		$53,086			$42,061

Interest rate spread			1.62%			1.40%
Net interest margin			1.89%			1.67%
Net interest margin - FTE [2,3]			1.97%			1.76%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$174,475	4.0%	$140,239	3.3%	$115,585	2.9%
Owner-occupied commercial real estate	50,096	1.1%	49,954	1.2%	58,089	1.5%
Investor commercial real estate	513,411	11.8%	297,874	7.0%	188,409	4.8%
Construction	332,658	7.6%	471,082	11.1%	328,922	8.3%
Single tenant lease financing	970,042	22.3%	950,814	22.4%	927,462	23.4%
Public finance	476,339	10.9%	482,558	11.3%	486,200	12.3%
Healthcare finance	160,073	3.7%	171,430	4.0%	202,079	5.1%
Small business lending	383,455	8.8%	353,408	8.3%	270,129	6.8%
Franchise finance	479,757	11.0%	514,700	12.1%	551,133	13.9%
Total commercial loans	3,540,306	81.2%	3,432,059	80.7%	3,128,008	79.0%

Consumer loans
Residential mortgage	358,922	8.2%	367,722	8.6%	382,549	9.7%
Home equity	16,668	0.4%	17,421	0.4%	21,405	0.5%
Trailers	228,786	5.2%	220,012	5.2%	197,738	5.0%
Recreational vehicles	144,476	3.3%	145,690	3.4%	150,151	3.8%
Other consumer loans	48,319	1.1%	46,851	1.1%	48,638	1.2%
Total consumer loans	797,171	18.2%	797,696	18.7%	800,481	20.2%

Net deferred loan fees, premiums, discounts and other [1]	25,085	0.6%	24,657	0.6%	32,657	0.8%

Total loans	$4,362,562	100.0%	$4,254,412	100.0%	$3,961,146	100.0%

	June 30, 2025		March 31, 2025		June 30, 2024
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$145,166	2.7%	$151,815	3.1%	$126,438	3.0%
Interest-bearing demand deposits	1,458,123	27.5%	1,103,540	22.3%	480,141	11.2%
Savings accounts	20,902	0.4%	21,632	0.4%	22,619	0.5%
Money market accounts	1,210,960	22.9%	1,292,235	26.2%	1,222,197	28.6%
Fintech - brokered deposits	—	—%	—	—%	140,180	3.3%
Certificates of deposits	2,146,356	40.5%	2,029,801	41.0%	1,829,644	42.8%
Brokered deposits	317,282	6.0%	346,602	7.0%	452,703	10.6%
Total deposits	$5,298,789	100.0%	$4,945,625	100.0%	$4,273,922	100.0%

1 Includes carrying value adjustments of $21.2 million, $22.1 million and $25.6 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2025, March 31, 2025 and June 30, 2024, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Total equity - GAAP	$390,239	$387,747	$371,953	$390,239	$371,953
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$385,552	$383,060	$367,266	$385,552	$367,266

Total assets - GAAP	$6,072,573	$5,851,608	$5,343,302	$6,072,573	$5,343,302
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$6,067,886	$5,846,921	$5,338,615	$6,067,886	$5,338,615

Common shares outstanding	8,713,094	8,697,085	8,667,894	8,713,094	8,667,894

Book value per common share	$44.79	$44.58	$42.91	$44.79	$42.91
Effect of goodwill	(0.54)	(0.54)	(0.54)	(0.54)	(0.54)
Tangible book value per common share	$44.25	$44.04	$42.37	$44.25	$42.37

Total shareholders' equity to assets	6.43%	6.63%	6.96%	6.43%	6.96%
Effect of goodwill	(0.08%)	(0.08%)	(0.08%)	(0.08%)	(0.08%)
Tangible common equity to tangible assets	6.35%	6.55%	6.88%	6.35%	6.88%

Total average equity - GAAP	$391,870	$392,035	$369,825	$391,952	$369,598
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$387,183	$387,348	$365,138	$387,265	$364,911

Return on average shareholders' equity	0.20%	0.98%	6.28%	0.58%	5.96%
Effect of goodwill	0.00%	0.01%	0.08%	0.01%	0.08%
Return on average tangible common equity	0.20%	0.99%	6.36%	0.59%	6.04%

Total interest income	$80,886	$76,829	$70,961	$157,715	$139,126
Adjustments:
Fully-taxable equivalent adjustments [1]	1,157	1,169	1,175	2,326	2,365
Total interest income - FTE	$82,043	$77,998	$72,136	$160,041	$141,491

Net interest income	$27,990	$25,096	$21,327	$53,086	$42,061
Adjustments:
Fully-taxable equivalent adjustments [1]	1,157	1,169	1,175	2,326	2,365
Net interest income - FTE	$29,147	$26,265	$22,502	$55,412	$44,426

Net interest margin	1.96%	1.82%	1.67%	1.89%	1.67%
Effect of fully-taxable equivalent adjustments [1]	0.08%	0.09%	0.09%	0.08%	0.09%
Net interest margin - FTE	2.04%	1.91%	1.76%	1.97%	1.76%
1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income - GAAP	$193	$943	$5,775	$1,136	$10,956
Adjustments:[1]
Provision for credit losses	13,608	11,933	4,031	25,541	6,479
Income tax (benefit) provision	(2,054)	(909)	218	(2,964)	647
Pre-tax, pre-provision income	$11,747	$11,967	$10,024	$23,713	$18,082

Noninterest expense - GAAP	$21,800	$23,556	$22,336	$45,357	$43,359
Adjustments:
IT termination fees	—	—	(452)	—	(452)
Anniversary expenses	—	—	(120)	—	(120)
Adjusted noninterest expense	$21,800	$23,556	$21,764	$45,357	$42,787

(Loss) Income before income taxes - GAAP	$(1,861)	$34	$5,993	$(1,828)	$11,603
Adjustments:[1]
IT termination fees	—	—	452	—	452
Anniversary expenses	—	—	120	—	120
Adjusted (loss) income before income taxes	$(1,861)	$34	$6,565	$(1,828)	$12,175

Income tax (benefit) provision - GAAP	$(2,054)	$(909)	$218	$(2,964)	$647
Adjustments:[1]
IT termination fees	—	—	95	—	95
Anniversary expenses	—	—	25	—	25
Adjusted income tax (benefit) provision	$(2,054)	$(909)	$338	$(2,964)	$767

Net income - GAAP	$193	$943	$5,775	$1,136	$10,956
Adjustments:
IT termination fees	—	—	357	—	357
Anniversary expenses	—	—	95	—	95
Adjusted net income	$193	$943	$6,227	$1,136	$11,408

Diluted average common shares outstanding	8,760,374	8,784,970	8,656,215	8,784,005	8,750,017

Diluted earnings per share - GAAP	$0.02	$0.11	$0.67	$0.13	$1.25
Adjustments:
Effect of IT termination fees	—	—	0.04	—	0.04
Effect of anniversary expenses	—	—	0.01	—	0.01
Adjusted diluted earnings per share	$0.02	$0.11	$0.72	$0.13	$1.30

Return on average assets	0.01%	0.07%	0.44%	0.04%	0.42%
Effect of IT termination fees	0.00%	0.00%	0.03%	0.00%	0.01%
Effect of anniversary expenses	0.00%	0.00%	0.01%	0.00%	0.00%
Adjusted return on average assets	0.01%	0.07%	0.48%	0.04%	0.43%

Return on average shareholders' equity	0.20%	0.98%	6.28%	0.58%	5.96%
Effect of IT termination fees	0.00%	0.00%	0.39%	0.00%	0.19%
Effect of anniversary expenses	0.00%	0.00%	0.10%	0.00%	0.05%
Adjusted return on average shareholders' equity	0.20%	0.98%	6.77%	0.58%	6.20%

Return on average tangible common equity	0.20%	0.99%	6.36%	0.59%	6.04%
Effect of IT termination fees	0.00%	0.00%	0.39%	0.00%	0.20%
Effect of anniversary expenses	0.00%	0.00%	0.10%	0.00%	0.05%
Adjusted return on average tangible common equity	0.20%	0.99%	6.85%	0.59%	6.29%
[1] Assuming a 21% tax rate